EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation, by reference, in the Registration Statements on Form S-8 (No. 333-251268) pertaining to the Amended and Restated 2019 Equity-Based Compensation Plan, on Form S-8 (No. 333-231834) pertaining to the 2019 Equity-Based Compensation Plan, on Form S-8 (Nos. 333-159951, 333-167199 and 333-175098) pertaining to the Range Resources Corporation Amended and Restated Range Resources Corporation 2005 Equity-Based Compensation Plan and on Form S-8 (Nos. 333-251267, 333-209830 and 333-233391) pertaining to the Range Resources Corporation 2004 Deferred Compensation Plan for Directors and Select Employees, of our report dated January 21, 2021, with respect to our estimates of proved reserves and future net revenue to the Range Resources Corporation interest, prepared for Range Resources Corporation and included in the Range Resources Corporation Annual Report (Form 10-K) for the year ended December 31, 2020.

Netherland, Sewell & Associates, Inc. Texas Registered Engineering Firm. F-2699
Dallas, Texas	By:	/s/ C. H. (Scott) Rees III
February 23, 2021		C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer